CUSIP No. 810648105	13G	Page 10 of 12 Pages

EXHIBIT 1

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of scPharmaceuticals Inc.

Date: February 13, 2018

LUNDBECKFOND INVEST A/S

By:	*

Name: Lene Skole
Title: Chief Executive Officer & Attorney-in-Fact

By:	*

Name: Mette Kirstine Agger
Title: Attorney-in-Fact

LENE SKOLE

/s/ Lene Skole

METTE KIRSTINE AGGER

/s/ Mette Kirstine Agger

CUSIP No. 810648105	13G	Page 11 of 12 Pages

/s/ Lene Skole
LENE SKOLE
*As attorney-in-fact for Lundbeckfond Invest A/S.

/s/ Mette Kirstine Agger
METTE KIRSTINE AGGER
*As attorney-in-fact for Lundbeckfond Invest A/S.

*	This Schedule 13G was executed by Lene Skole and Mette Kristine Agger on behalf of the entity listed above, as indicated, pursuant to that certain Power of Attorney, a copy of which is attached to this Schedule 13G as Exhibit 2.